                                                                   Exhibit 10.30

                                 PROMISSORY NOTE

------------------ ------------- -------------- ---------- ---------- -------------- ---------- ------------
Principal          Loan Date     Maturity       Loan       Call/Coll  Account        Officer    Initials
                                                No
------------------ ------------- -------------- ---------- ---------- -------------- ---------- ------------
$250,000.00        09-07-2001    12-11-2001                           8000249413
------------------ ------------- -------------- ---------- ---------- -------------- ---------- ------------

References in the shaded area are for lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.


-------------------------------------------------------------------------------------------------------------------
Borrower:         Empyrean Bioscience, Inc.                   Lender:  The Huntington National Bank
                  23800 Commerce Park Rd. Suite A                      Cleveland Commercial Lending
                  Cleveland, OH  44122                                 P.O. Box 1558 - HZ0325
                                                                       Columbus, OH  43272-4195
-------------------------------------------------------------------------------------------------------------------
Principal Amount:        $250,000.00         Initial Rate:  7.500%     Date of Note: 9/11/01

PROMISE TO PAY. Empyrean Bioscience, Inc. ("Borrower") promises to pay to THE HUNTINGTON NATIONAL BANK ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Hundred Fifty Thousand & 00/100 Dollars ($250,000.00) together with interest on the unpaid outstanding principal balance from September 7, 2001, until paid in full.

PAYMENT. Borrower will pay this loan in one principal payment of $250,000.00 plus interest on December 11, 2001. This payment due on December 11, 2001, will be for all principal and all accrued interest not yet paid. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Lender's Prime Commercial Rate. As used herein, Prime Commercial Rate shall mean the rate established by the Lender from time to time based on its consideration of economic, money market, business and competitive factors, and it is not necessarily the Lender's most favored rate. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the obligation evidenced hereby shall change automatically without notice to the undersigned immediately with each change in the Prime Commercial Rate (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 6.500% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.000 percentage points over the Index, resulting in an initial rate of 7.500% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this

Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: The Huntington National Bank, Commercial Customer Support, 7450 Huntington Park Drive - HZ0326 Columbus, OH 43235.

LATE CHARGE. If a payment is 11 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to 4.000 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

     Payment Default. Borrower fails to make any payment when due under this Note.

     Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

     False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or any the time made or furnished or becomes false or misleading at any time thereafter.

     Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

     Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

     Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

     Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

     Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

     Insecurity. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Ohio. This Note has been accepted by Lender in the State of Ohio.

CONFESSION OF JUDGMENT. Borrower hereby irrevocably authorizes and empowers any attorney-at-law, including an attorney hired by Lender, to appear in any court of record and to confess judgment against Borrower for the unpaid amount of this Note as evidenced by an affidavit signed by an officer of Lender setting forth the amount then due, attorneys' fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on this Note have been paid in full. Borrower waives any conflict of interest that an attorney hired by Lender may have in acting on behalf of Borrower in confessing judgment against Borrower while such attorney is retained by Lender. Borrower expressly consents to such attorney acting for Borrower in confessing judgment.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $15.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

FINANCIAL STATEMENTS. Borrower agrees to furnish from time to time on the request of the Lender true and complete financial statements and such other information as the Lender may reasonably require.

PROCESSING FEE. Borrower shall pay to Lender on the date of this Note a processing fee in the amount of $0.00. Lender and Borrower agree that the fee shall be fully earned by Lender on the date of this Note.

PRIOR NOTE. This note is in renewal and replacement of a certain Promissory Note dated July 30, 2001, in the original principal amount of 250,000.00 executed and delivered by Borrower and Lender.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Ohio (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

--------------------------------------------------------------------------------
NOTICE: FOR THIS NOTICE "YOU" MEANS THE BORROWER AND "CREDITOR" AND "HIS" MEANS LENDER.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROMYOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CRDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
--------------------------------------------------------------------------------

BORROWER:

EMPYREAN BIOSCIENCE, INC.

By: /s/ Brenda K. Brown
    -------------------
    Brenda K. Brown, Vice President and
    CFO of Empyrean Bioscience, Inc.